UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2017

STRAIGHT PATH

COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	46-2457757
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218

Glen Allen, Virginia, 23059

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (804) 433-1522

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2017, Straight Path Communications Inc., a Delaware corporation (“Straight Path”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AT&T Inc., a Delaware corporation (“AT&T”), and Switchback Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of AT&T (“Merger Sub”). Pursuant to the Merger Agreement, among other things, Merger Sub will be merged with and into Straight Path (the “Merger”) with Straight Path being the surviving corporation of the Merger.

At the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, of Straight Path and each share of Class B common stock, par value $0.01 per share, of Straight Path (collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares owned by AT&T, Merger Sub or any other direct or indirect Subsidiary of AT&T, and Shares owned by Straight Path or any direct or indirect Subsidiary of Straight Path, and in each case not held on behalf of third parties) will be converted into the right to receive a number of validly issued, fully paid in and nonassessable shares of common stock of AT&T (“AT&T Shares”) equal to the quotient determined by dividing $95.63 by the five (5)-day volume-weighted average per share price ending on the second full trading day prior to the Effective Time, rounded to two decimal points, of AT&T Shares on the New York Stock Exchange (the “AT&T Share Value”) and rounded to the nearest ten-thousandth of a share (collectively and in the aggregate, the “Merger Consideration”). It is Straight Path’s intention that (i) the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, and (ii) the Merger Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g), as noted in the Merger Agreement.

The board of directors (the “Board”) of Straight Path has unanimously approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Straight Path and its stockholders, and has resolved to recommend that Straight Path’s stockholders approve the Merger Agreement.

Straight Path has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to participate in any discussions concerning, or provide non-public information in connection with, any unsolicited acquisition proposals. However, the Board may, subject to certain conditions, change its recommendation in favor of approval of the Merger Agreement if, in connection with receipt of a superior proposal or an event occurring after the date of the Merger Agreement with respect to Straight Path, it determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to Straight Path’s stockholders under applicable law.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (i) approval of the Merger Agreement by Straight Path’s stockholders; (ii) receipt of regulatory approvals, including receipt of consent to the Merger from the Federal Communications Commission (“FCC”) and the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”); (iii) there being no law or injunction prohibiting consummation of the transactions contemplated under the Merger Agreement; (iv) the effectiveness of a registration statement on Form S-4 relating to the Merger; (v) subject to specified materiality standards, the continuing accuracy of certain representations and warranties of each party; (vi) continued compliance by each party in all material respects with its covenants; (vii) no event having occurred that has had, or would reasonably likely to have, a Material Adverse Effect (as defined in the Merger Agreement) on Straight Path; (viii) receipt by Straight Path of an opinion from its tax counsel to the effect that the Merger will qualify as a “reorganization” for United States federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; (ix) receipt of approval for listing the AT&T Shares on the New York Stock Exchange, subject to official notice of issuance; and (x) the FCC consent referred to in (ii) of this paragraph having become a Final Order (as defined in the Merger Agreement).

Straight Path has made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of Straight Path’s business between the date of the signing of the Merger Agreement and the closing of the transactions contemplated under the Merger Agreement. The representations and warranties made by Straight Path are qualified by disclosures made in its disclosure schedules and Securities and Exchange Commission (“SEC”) filings. None of the representations and warranties in the Merger Agreement survives the closing of the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for both Straight Path and AT&T including upon (i) an uncured breach by the other party which results in the failure of a closing condition, (ii) the failure to receive the approval of the Merger Agreement by Straight Path’s stockholders, and (iii) Straight Path’s Board changing its recommendation in favor of the Merger Agreement. The Merger Agreement further provides that, upon termination of the Merger Agreement, under certain circumstances following a change in recommendation by Straight Path in connection with its receipt of a superior proposal or due to an Intervening Event (as defined in the Merger Agreement), Straight Path may be required to pay AT&T a termination fee equal to $38 million. In addition, AT&T is required to pay Straight Path an aggregate amount equal to $85 million in the event that the Merger has not closed by July 9, 2018 (the “Termination Date”), and all conditions to closing other than receipt of FCC consent or HSR approval (or expiration of the waiting period under the HSR) have been satisfied or waived. Either Straight Path or AT&T may terminate the Merger Agreement if the closing of the Merger has not occurred on or before January 9, 2018; provided, however, that if regulatory approvals have not been obtained and all other conditions to closing have been satisfied or waived, the date until which Straight Path or AT&T may terminate will automatically be extended for an additional one hundred and eighty days.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Straight Path, AT&T or Merger Sub, or to modify or supplement any factual disclosures about Straight Path or AT&T in their public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Straight Path, AT&T and Merger Sub made solely for purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by Straight Path, AT&T and Merger Sub in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to Straight Path’s or AT&T’s SEC filings or may have been used for purposes of allocating risk among Straight Path, AT&T and Merger Sub rather than establishing matters as facts.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

In addition, Straight Path’s majority shareholder, Howard Jonas, has entered into a voting agreement with AT&T concurrently with the entry into the execution of the Merger Agreement (the “Voting Agreement”). The Voting Agreement provides that Mr. Jonas (holding his shares through a trust) will vote his shares in Straight Path in favor of the Merger and the other transactions contemplated in the Merger Agreement, on the terms and subject to the conditions set forth in the Voting Agreement. The Voting Agreement will terminate automatically upon the earliest to occur of (i) the effective time of the Merger, (ii) the valid termination of the Merger Agreement pursuant to Article VII thereof, (iii) a change of recommendation by the Board in the event of a Superior Proposal or Intervening Event, (iv) any change being made to the terms of the Merger Agreement that would terminate the Trust’s or Mr. Jonas’s obligation to vote in favor of the Merger (on the terms and subject to the conditions in the Merger Agreement) or (v) the Termination Date. Straight Path is not a party to the Voting Agreement.

The foregoing summary of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Voting Agreement, which is attached as Exhibit B to the Merger Agreement, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its entry into the Merger Agreement, Straight Path approved severance arrangements for Davidi Jonas, Jonathan Rand, Zhouyue Pi and David Breau (each an “Executive”, and collectively, the “Executives”). The severance arrangements provide that if, within two years following the consummation of the Merger, Straight Path terminates an Executive’s employment without “Cause” or an Executive resigns for “Good Reason” (each such term to be defined in the severance agreements to be entered into prior to the consummation of the Merger), the Executive shall be entitled to receive a lump sum payment equal to one and one-half times (1.5x) (two and one-half times (2.5x) for Mr. Jonas) the sum of the Executive’s annual base salary and target bonus, subject to the execution of a release of claims.

Straight Path also approved retention bonus payments for Davidi Jonas, Jonathan Rand and David Breau in the amounts of $1,800,000, $1,000,000 and $1,000,000, respectively. Subject to continued employment through the consummation of the Merger, such individuals shall be entitled to receive their retention bonus payment in a lump sum within thirty days following the consummation of the Merger.

In addition, Davidi Jonas was granted 60,000 shares of restricted stock of Straight Path that shall vest on the earlier to occur of (i) December 31, 2018 and (ii) the consummation of the Merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On April 9, 2017, the Board determined that it was in the best interests of Straight Path and its stockholders to amend the By-laws of Straight Path (the “Bylaws”) and by resolution authorized, approved and adopted an amendment to the Bylaws (the “Bylaw Amendment”). The Bylaw Amendment became effective upon the date of the Merger Agreement.

Pursuant to the Bylaw Amendment, a new Article XI was added to the Bylaws to provide that, unless Straight Path consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Straight Path, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Straight Path to Straight Path or Straight Path’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or Straight Path’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of Straight Path’s Certificate of Incorporation or Bylaws, or (v) any action asserting a claim against Straight Path or any director of officer or other employee of Straight Path governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

A copy of the Bylaw Amendment is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 8.01. Other Events.

On April 13, 2017, the Company and Evercore Group L.L.C., the Company’s financial advisor, received a letter from a third party that had been bidding to acquire the Company before the Company entered into the Merger Agreement. The letter indicated that such third party continues to be interested in a transaction with the Company and that it currently is “evaluating a topping bid that it believes would be more favorable to your shareholders than your current transaction.” There can be no assurances that any such offer will be received or, if received, that the Board will determine that such offer constitutes a Superior Proposal within the meaning of the Merger Agreement. In any event, the Company’s rights and obligations with respect to any such offer will be governed by the Merger Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 9, 2017, by and among Straight Path Communications Inc., a Delaware corporation, AT&T Inc., a Delaware corporation, and Switchback Merger Sub Inc.
3.1	Amendment to By-Laws of Straight Path Communications Inc.

Important Additional Information Will Be Filed With the SEC

Straight Path plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the proposed transaction. THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT AT&T, STRAIGHT PATH, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus and the other documents filed with the SEC by AT&T and Straight Path through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus by phone, e-mail or written request by contacting the investor relations department of Straight Path at the following:

Address:	Straight Path Communications Inc. 5300 Hickory Park Dr., Suite 218 Glen Allen, VA 23059 Attention: Investor Relations
Phone:	804-433-1523
E-mail:	yonatan.cantor@straightpath.com

Safe Harbor

In this communication, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent Straight Path’s current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2016 and Straight Path’s other periodic filings with the SEC (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"). Straight Path is under no obligation, and expressly disclaims any obligation, to update the forward-looking statements in this communication, whether as a result of new information, future events or otherwise.

Participants in the Solicitation

Straight Path and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction contemplated by the Merger Agreement (the “Proposed Transaction”). Information regarding Straight Path’s directors and executive officers is contained in Straight Path’s Form 10-K for the year ended July 31, 2016 and its proxy statement dated November 22, 2016, which are filed with the SEC. A more complete description will be available in the Proxy Statement/Prospectus.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Straight Path Communications Inc.

Dated: April 13, 2017	By:	/s/ Jonathan Rand
Name: Jonathan Rand
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 9, 2017, by and among Straight Path Communications Inc., a Delaware corporation, AT&T Inc., a Delaware corporation, and Switchback Merger Sub Inc.
3.1	Amendment to By-Laws of Straight Path Communications Inc.